Exhibit 99.1

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 10.6% to $0.39 Per Unit and Reports Third Quarter 2008 Financial Results

TULSA, OKLAHOMA, October 27, 2008 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of AHGP’s general partner (the “Board”) declared a quarterly cash distribution for the quarter ended September 30, 2008 (the “2008 Quarter”) of $0.39 per unit (an annualized rate of $1.56 per unit), payable on November 19, 2008, to AHGP’s unitholders of record as of the close of trading on November 12, 2008.

The announced distribution represents a 47.2% increase over the $0.265 per unit distribution (an annualized rate of $1.06 per unit) for the quarter ended September 30, 2007 (the “2007 Quarter”) and an increase of 10.6% over the second quarter 2008 distribution of $0.3525 per unit (an annualized rate of $1.41 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2008 Quarter of $0.70 per unit, or $2.80 per unit on an annualized basis, which will be paid on November 14, 2008 to all ARLP unitholders of record as of the close of trading on November 7, 2008. (See ARLP Press Release dated October 27, 2008.)

“AHGP continues to benefit from ARLP’s solid performance, strong balance sheet and growth outlook,” said Joseph W. Craft, III, President and Chief Executive Officer. “As a result, despite challenges in the current economic environment, AHGP’s growth outlook remains positive and we continue to focus our efforts on delivering attractive distribution increases to our unitholders.”

AHGP also reported net income for the 2008 Quarter of $18.5 million, or $0.31 per basic and diluted limited partner unit, compared to net income of $20.5 million, or $0.34 per basic and diluted limited partner unit, for the 2007 Quarter. For the nine months ended September 30, 2008, AHGP reported net income of $63.2 million, or $1.06 per basic and diluted limited partner unit, compared to $67.4 million, or $1.13 per basic and diluted limited partner unit, for the nine months ended September 30, 2007.

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner

-MORE-

interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $24.0 million, or $95.9 million on an annualized basis. AHGP’s primary cash requirements are for working capital requirements, distributions to its unitholders and general and administrative expenses, including for 2008 an estimated $2.2 million in general and administrative expenses associated with being a publicly traded limited partnership,. At September 30, 2008, AHGP had no borrowings outstanding under its revolving credit facility.

AHGP and ARLP will discuss their 2008 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 825-3209 and provide pass code 46591233. International callers should dial (617) 213-8061. Investors may also listen to the call via the “investor information” section of AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 54389227. International callers should dial (617) 801-6888.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918)295-1415 or via e-mail at investorrelations@ahgp.com.

***

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, other business combinations, or dispositions that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from ARLP; the risks to the business of ARLP include: increased competition in coal markets and ARLP’s ability to respond to the competition; fluctuation in coal prices, which could adversely affect ARLP’s

-MORE-

operating results and cash flows; risks associated with the expansion of ARLP’s operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; ARLP’s productivity levels and margins that it earns on its coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining ARLP’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; legislation, regulatory and court decisions and interpretations thereof, including but not limited to issues related to climate change; the impact from provisions of The Energy Policy Act of 2005; the impact from provisions of or changes in enforcement activities associated with the Mine Improvement and New Emergency Response Act of 2006 as well as subsequent federal and state legislation or regulations; replacement of coal reserves; a loss or reduction of direct or indirect benefits from certain state and federal tax credits; difficulty obtaining commercial property insurance, and risks associated with ARLP’s participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 7, 2008 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

-MORE-

ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
SALES AND OPERATING REVENUES:
Coal sales	$269,318	$242,412	$800,043	$723,646
Transportation revenues	11,721	9,138	33,348	28,423
Other sales and operating revenues	4,647	8,875	11,906	28,591

Total revenues	285,686	260,425	845,297	780,660

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	199,321	176,857	583,302	521,814
Transportation expenses	11,721	9,138	33,348	28,423
Outside purchases	6,995	3,737	14,450	17,610
General and administrative	7,565	7,716	29,493	25,063
Depreciation, depletion and amortization	25,403	21,804	74,297	63,022
Gain on sale of coal reserves	—	—	(5,159)	—
Net gain from insurance settlement and other	—	—	(2,790)	(11,491)

Total operating expenses	251,005	219,252	726,941	644,441

INCOME FROM OPERATIONS	34,681	41,173	118,356	136,219
Interest expense	(8,134)	(3,039)	(14,372)	(8,702)
Interest income	2,133	280	2,448	1,395
Other income	231	121	698	1,189

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND NON-CONTROLLING INTEREST	28,911	38,535	107,130	130,101
INCOME TAX EXPENSE (BENEFIT)	92	550	(633)	1,794

INCOME BEFORE MINORITY INTEREST AND NON-CONTROLLING INTEREST	28,819	37,985	107,763	128,307
MINORITY INTEREST (EXPENSE)	(153)	63	(396)	230

INCOME BEFORE NON-CONTROLLING INTEREST	28,666	38,048	107,367	128,537
Affiliate non-controlling interest in consolidated partnership’s net income	(4)	(7)	(16)	(22)
Non-affiliate non-controlling interest in consolidated partnership’s net income	(10,142)	(17,534)	(44,105)	(61,116)

NET INCOME	$18,520	$20,507	$63,246	$67,399

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.31	$0.34	$1.06	$1.13

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.3525	$0.265	$0.9275	$0.765

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

-MORE-

ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$271,278	$1,783
Trade receivables	103,440	92,667
Other receivables	5,527	3,399
Due from affiliates	38	—
Inventories	31,769	26,100
Advance royalties	4,452	4,452
Prepaid expenses and other assets	1,619	9,281

Total current assets	418,123	137,682

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,061,304	948,210
Less accumulated depreciation, depletion and amortization	(468,621)	(427,572)

Total property, plant and equipment, net	592,683	520,638

OTHER ASSETS:
Advance royalties	21,815	25,974
Other long-term assets	15,928	18,194

Total other assets	37,743	44,168

TOTAL ASSETS	$1,048,549	$702,488

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$70,739	$47,034
Due to affiliates	—	1,343
Accrued taxes other than income taxes	10,257	11,091
Accrued payroll and related expenses	21,005	15,180
Accrued interest	6,866	3,826
Workers’ compensation and pneumoconiosis benefits	8,038	8,124
Current capital lease obligation	358	377
Other current liabilities	9,788	6,754
Current maturities, long-term debt	18,000	18,000

Total current liabilities	145,051	111,729

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	440,000	136,000
Pneumoconiosis benefits	30,884	29,392
Workers’ compensation	46,594	44,150
Asset retirement obligations	55,236	54,903
Due to affiliates	98	—
Long-term capital lease obligation	873	1,135
Minority interest	903	507
Other liabilities	6,125	7,333

Total long-term liabilities	580,713	273,420

Total liabilities	725,764	385,149

NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP:
Affiliate	(303,818)	(303,816)
Non-Affiliates	364,721	358,601

Total non-controlling interest	60,903	54,785

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	261,773	262,445
Accumulated other comprehensive income	109	109

Total Partners’ Capital	261,882	262,554

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,048,549	$702,488

-MORE-

ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$191,339	$209,422

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(122,887)	(95,017)
Changes in accounts payable and accrued liabilities	11,339	(9,297)
Proceeds from sale of property, plant and equipment	2,487	5,859
Proceeds from sale of coal reserves	7,159	—
Proceeds from insurance settlement for replacement assets	—	2,511
Proceeds from marketable securities	—	260
Payment for acquisition of coal reserves and other assets	(29,800)	(53,309)
Advances on Gibson rail project	—	(5,912)
Receipts of prior advances on Gibson rail project	1,645	—

Net cash used in investing activities	(130,057)	(154,905)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	350,000	—
Borrowings under revolving credit facilities	88,850	130,525
Payments under revolving credit facilities	(116,850)	(103,525)
Payments on capital lease obligation	(281)	(244)
Payment of long-term debt	(18,000)	(18,000)
Payment of debt issuance costs	(1,721)	(194)
Purchase of options on limited partner common units	(22)	—
Contribution to consolidated partnership from affiliate non-controlling interest	1	1
Contribution by limited partner - affiliate	816	—
Distributions paid by consolidated partnership to affiliate non-controlling interest	(19)	(16)
Distributions paid by consolidated partnership to non-affiliate non-controlling interest	(39,038)	(34,815)
Distributions paid to Partners	(55,523)	(45,795)

Net cash provided by (used in) financing activities	208,213	(72,063)

NET CHANGE IN CASH AND CASH EQUIVALENTS	269,495	(17,546)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,783	37,069

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$271,278	$19,523

-END-